UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
November 17, 2014

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01 Other Events.
On November 17, 2014, First Mid-Illinois Bancshares, Inc. (the "Company") completed the previously announced mandatory conversion of all of the Company's issued and outstanding 4,926 shares of Series B 9% Non-Cumulative Perpetual Preferred Stock (the "Preferred Stock") into shares of the Company's common stock. The conversion resulted in the issuance of approximately 1,139,195 shares of common stock in the aggregate. As a result of the conversion, all dividends cease to accrue on the Preferred Stock and certificates for shares of the Preferred Stock represent only the right to receive the appropriate number of shares of common stock together with net accrued but unpaid dividends on the Preferred Stock and cash in lieu of fractional share interests.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Dated: November 17, 2014

By:

Joseph R. Dively
Chairman and Chief Executive Officer